SECURITIES AND EXCHANGE COMMISSION
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                             Washington, D.C. 20549



                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): June 5, 1998 (June 4,1998)

                               TELCO SYSTEMS, INC.
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            (Exact name of registrant as specified in its charter)

        Delaware                 0-12622               94-2178777
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      (State or other          (Commission         (IRS Employer
      jurisdiction of          File Number)        Identification No.)
      incorporation)

      63 Nahatan Street, Norwood, Massachusetts              02062
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      (Address of principal executive offices)               (Zip Code)


                                (781) 551-0300
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             (Registrant's telephone number, including area code)



                            TELCO SYSTEMS, INC.
                         Current Report on Form 8-K

 Item 5. Other Events.

           On June 4, 1998, Telco Systems, Inc. (the "Company"), World Access, Inc. ("World Access"), WAXS Inc., a wholly owned subsidiary of World Access ("WAXS"), and Tail Acquisition Corporation, a wholly owned subsidiary of WAXS ("Merger Sub"), announced that they had entered into a definitive Agreement and Plan of Merger and Reorganization providing for, among other things, the merger of the Company and Merger Sub, with the Company surviving and becoming a wholly owned subsidiary of WAXS (the "Merger"). The Merger has been approved by the Boards of Directors of the Company, WAXS and World Access.

           Pursuant to the Merger Agreement, each outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive that number of shares of (i) common stock, par value $.01 per share, of World Access ("World Access Common Stock"), or (ii) if World Access' previously announced holding company reorganization shall have been consummated on or before the time of the Merger, New World Access common stock, $.01 par value per share (in either case, the "Merger Common Stock"), equal to the quotient of $17.00 divided by the average daily closing price of the Merger Common Stock as reported on the Nasdaq on each of the twenty consecutive trading days ending on the second business day prior to the date of the Merger (the "Average Closing Price"), provided that if the Average Closing Price is more than $36.00 per share, then each share of Company Common Stock will be converted into .4722 shares of Merger Common Stock and if the Average Closing Price is less than $29.00 per share, then each share of Company Common Stock will be converted into .5862 shares of Merger Common Stock.

           The transaction is expected to be completed in the third quarter of calendar 1998. It is subject to customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval by the respective stockholders of the Company and World Access. The parties intend for the Merger to constitute a tax-free reorganization and to be accounted for as a purchase.

           In connection with the Merger Agreement, Kopp Investment Advisors, Inc. and the directors and certain executive officers of the Company have entered into a Stockholders Proxy Agreement with WAXS pursuant to which, among other things, they have agreed to vote an aggregate of approximately 8.0% of the Company's outstanding shares in favor of the Merger.

           Copies of the Merger Agreement, the Stockholders Proxy Agreement and the press release issued by the Company and World Access announcing the transaction have been filed as exhibits hereto and are incorporated herein by reference.

 Item 7.  Financial Statements, Pro Forma Financial Information and
          Exhibits.

 Exhibit No.   Description

 2.01 Agreement and Plan of Merger and Reorganization, dated as of June 4, 1998, among World Access, Inc., WAXS Inc., Tail Acquisition Corporation and the Company.

 99.01 Stockholders Proxy Agreement, dated as of June 4, 1998, among WAXS Inc., Kopp Investment Advisors, Inc. and certain directors and officers of the Company.

 99.02         Press Release of the Company and World Access Inc. dated
               June 4, 1998.



                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

 Dated: June 5, 1998

                                   TELCO SYSTEMS, INC.



                                   By: /s/
                                      ---------------------------
                                   Name:  William J. Stuart
                                   Title: Vice President and
                                          Chief Financial Officer



                                  EXHIBIT INDEX



 Exhibit No.   Description

 2.01 Agreement and Plan of Merger and Reorganization, dated as of June 4, 1998, among World Access, Inc., WAXS Inc., Tail Acquisition Corporation and the Company.

 99.01 Stockholders Proxy Agreement, dated as of June 4, 1998, among WAXS Inc., Kopp Investment Advisors, Inc. and certain directors and officers of the Company.

 99.02         Press Release of the Company and World Access, Inc. dated
               June 4, 1998.